UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 28, 2010

China Electric Motor, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34613	26-1357787
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

            Sunna Motor Industry Park, Jian’an, Fuyong Hi-Tech Park, Baoan District, Shenzhen, Guangdong, China
(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code	86-755-81499 9969

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 2.02	Results of Operations and Financial Condition

Preliminary Results of Operations for the quarter ended June 30, 2010

On July 28, 2010, China Electric Motor, Inc. (the “Company”) issued a press release announcing its preliminary financial results for the quarter ended June 30, 2010.  A copy of the July 28, 2010 press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The Company estimates that revenue for the quarter ended June 30, 2010 will be in the range of $22.1 million to $24.0 million. The Company expects net income for the quarter ended June 30, 2010 to be in the range of $3.4 million to $3.7 million. The Company estimates that basic and diluted earnings per share for the quarter ended June 30, 2010 will be between $0.16 and $0.18, based on 20,832,957 shares outstanding (on a fully diluted basis).

The above financial information and the information contained in the July 28, 2010 press release is preliminary in nature, based only upon preliminary information available to the Company as of the date of the filing of this Current Report on Form 8-K and has not been reviewed or audited by the Company’s independent registered public accounting firm.  The Company’s actual results of operations for the quarter ended June 30, 2010 could differ materially from its estimates due to completion of its quarter closing procedures, final adjustments, final review by the Company’s independent registered public accounting firm and other developments that may arise before the Company’s financial results for the quarter are finalized. Accordingly, undue reliance should not be placed on the foregoing financial estimates.

Cautionary Statement Regarding Forward-Looking Statements

The information contained in this Current Report includes statements that are not purely historical and that are “forward-looking statements.”  Such forward-looking statements include, but are not limited to, statements regarding our company’s and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, and results of operations.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Current Report are based on current expectations and beliefs concerning future developments.  There can be no assurance that future developments actually affecting the Company will be those anticipated.  These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:  the Company’s ability to maintain and increase revenues and sales of its products; the Company’s ability to develop and market new products; the Company’s strategic investments and acquisitions; the Company’s ability to timely develop new production equipment; compliance and changes in the laws of the People’s Republic of China (the “PRC”) that affect its operations; and vulnerability of the Company’s business to general economic downturn, especially in the PRC.  New risk factors emerge from time to time and we cannot predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 7.01	Regulation FD Disclosure.

The information reported under Item 2.02 is hereby incorporated by reference.  The information reported under Items 2.02 and 7.01 in this Current Report on Form 8-K shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated July 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA ELECTRIC MOTOR, INC.

Date: July 28, 2010

	By:	/s/ Yue Wang
Name: Yue Wang
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated July 28, 2010.